By email

January 8, 2026

Cantor Fitzgerald & Co.

Global Head of Investment Banking

Email: notices-IBD@cantor.com

General Counsel

Email: legal-IBD@cantor.com

110 East 59th Street

New York, New York 10022

Re: Termination of August 14, 2023 Engagement Letter between Cantor Fitzgerald & Co (“Cantor”) and Alaunos Therapeutics, Inc. (“Alaunos”) (the “Agreement”)

Dear Head of Investment Banking and General Counsel of Cantor:

Pursuant to Section 7 of the Agreement, please consider this letter notice of Alaunos’ termination of the Agreement, effective as of the date of this letter.

If you have any questions, please do not hesitate to reach out.

Sincerely,

/s/ Holger Weis

Holger Weis

CEO

501 E. Las Olas Blvd., Suite 300 | Fort Lauderdale, FL | | (346) 355-4099